PURCHASE AGREEMENT

1. PURCHASE AND SALE:

As a result of the efforts of Southeast Apartment Partners LLC ("Broker"), a licensed real estate broker, the undersigned purchaser ("Purchaser"), agrees to buy, and the undersigned seller ("Seller"), agrees to sell, as of the date of the last signatory, subject to the terms and conditions set forth herein, all that tract of land containing a (72) unit apartment community known as Twelve Oaks Apartments, 634 Roy Huie Road, Riverdale, GA 30274, Property ID: 13-139a-00b-0022, further identified in *Exhibit "A" – Legal Description* attached hereto and by this reference made a part hereof, together with all improvements now located thereon, including, but not limited to, all electrical, mechanical, plumbing and other systems and all fixtures located therein and thereon, and all personal property owned by Seller used specifically for the use of this property and also all that property that is used by the tenants and owned by Seller and located therein, as well as plants, trees and shrubbery thereon and the related tenant leases and all rights, duties and obligations under those leases with respect to the period from and after Closing (collectively, the "Property").

2. PURCHASE PRICE AND METHOD OF PAYMENT:

The purchase price of the Property shall be **Two Million Two Hundred Thousand and 00/100 Dollars (U.S.) ($2,200,000.00)** (the "Purchase Price"), to be paid in cash in immediately available funds at Closing (defined below). On the date of Closing, in accordance with the provisions of this Agreement, Purchaser shall pay the Purchase Price to Seller, less a credit for the Earnest Money (as defined below), in cash or other immediately available funds, and the Escrow Agent (as defined below) shall pay the Earnest Money to Seller.

3. EARNEST MONEY:

Within five (5) business days of execution of this Agreement, Purchaser shall deposit **Twenty-Five Thousand and 00/100 Dollars ($25,000.00)** with **Chicago Title Insurance Company** ("Escrow Agent"), at its office in Atlanta, Georgia, as "Earnest Money" which shall be credited against the Purchase Price of the Property at the time the sale is consummated. Purchaser and Seller understand and agree that the Earnest Money may be deposited in an interest bearing escrow account, and Purchaser shall retain ownership of said interest. If at the end of the 30 day inspection period, as outlined in paragraph 6, the Purchaser finds the property is suitable for the Purchaser's contemplated use, and Purchaser has not terminated this Agreement pursuant to the terms thereof, the Earnest Money shall become non-refundable, except as otherwise provided in this Agreement, and Purchaser shall deposit an additional non-refundable **Seventy-Five Thousand and 00/100 Dollars ($75,000.00)** in Earnest Money with Escrow Agent, for a total of **One Hundred Thousand and 00/100 dollars ($100,000.00)** in non-refundable Earnest Money. The Earnest Money shall be handled in accordance with an Earnest Money Escrow Agreement, in the form attached hereto as *Exhibit B*, to be signed by Seller, Purchaser, and Escrow Agreement concurrently with the execution of this Agreement, .

4. TITLE EXAMINATION:

For purposes of this Agreement, "good and marketable fee simple title" shall mean such title as is insurable by a title insurance company licensed to do business in Georgia, under its standard form of ALTA Owner's Policy of Title Insurance, 1992 Form B, at its standard rates, subject only to the Permitted Exceptions (defined below). Fee simple title to the Property shall be conveyed to Purchaser by Seller pursuant to a limited warranty deed executed and delivered by Seller at the Closing subject to the following (collectively, the "Permitted Title Exceptions"): (a) taxes for the year in which the Closing shall occur, the payment of which Purchaser shall assume at the Closing, subject to the provisions of this Agreement; (b) any and all zoning ordinances, rules and regulations; (c) those matters set forth in the Title Commitment (defined below) to be obtained by Purchaser pursuant to the terms of this Agreement, with the exception of those objections as set forth in Purchaser's Title Notice (defined below); (d) all matters shown by a current survey of the Property, with the exception of those objections as set forth in Purchaser's Title Notice (defined below) to the extent Seller has elected to cure same; and (e) tenants occupying the improvements, as tenants only, under leases affecting the Property; and (f) other matters as disclosed in this Agreement. At Closing, Seller shall also execute usual and customary documents to facilitate the closing of the transaction, including without limitation, settlement statements and seller's affidavits.

Purchaser agrees, during the Inspection Period (defined below), to cause a title examination of the Property to be conducted by a title company mutually acceptable to both Purchaser and Seller (the "Title Company") and to cause such title company to issue an owner's title commitment for the benefit of Purchaser on its standard form of ALTA Form B owner's policy (the "Title Commitment"). If the Title Commitment discloses any defects in title or objections, as determined in the sole discretion of Purchaser or Purchaser's lender, Purchaser shall notify Seller in writing of such defects or objections no later than the end of Inspection Period ("Purchaser's Title Notice"). Within **seven (7)** days after receipt of Purchaser's Title Notice, Seller shall deliver to Purchaser a written notice specifying which, if any, items contained in Purchaser's Title Notice Seller shall cure prior to or at Closing (the "Seller's Cure Notice"). Notwithstanding anything contained herein, Seller shall have no obligation or duty to cure any title objection(s) other than those items that Seller agrees to cure in Seller's Cure Notice. In the event Seller is unable to cure or unwilling to cure all objections raised in Purchaser's Title Notice, Purchaser's only remedy is (i) within two (2) business days after receipt of Seller's Cure Notice, to terminate this Agreement as provided herein and receive, within five (5) days of delivery of such termination notice and with or without consent of the Seller, the return of the Earnest Money, including all interest thereon, less $100.00 which shall be paid over to Seller, or (ii) to waive such objection and close the transaction contemplated by this Agreement. Seller is to pay for title examination. The failure of Purchaser to terminate this Agreement by written notice to Seller within two (2) business days after receipt of Seller's Cure Notice shall constitute a waiver by Purchaser of all defects in title or objections set forth in Purchaser's Title Notice.

5. WARRANTIES:

Seller represents that to the best of Seller's knowledge, (A) Seller has good and marketable fee simple title to the Property; (B) The Property will be in substantially the same condition upon Closing as on the date of Seller's execution hereof; (C) There is no planned or pending rezoning affecting the Property; (D) There are no assessments, condemnations, or eminent domain proceedings or governmental orders pending or threatened against the Property or any portion thereof; (E) There is no option to purchase, right of first refusal to purchase or agreement for the sale and purchase of the Property or any portion thereof to any person or entity; (F) No consent or approval of any other person or entity is required in order for this Agreement to be legal, valid and binding upon Seller; (G) There are no pending or threatened suits, proceedings, judgments, bankruptcies, or liens of claim thereof that might affect the title to the Property or executions against the present or former owners thereof, either in the county in which the Property is located or any other county in the State of Georgia that might affect title to the Property; and (H) Seller

has not received any written notice from any tenant at the Property that a tenant has asserted any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent and other charges pursuant to its lease. If, prior to Closing, Seller or Purchaser shall become aware of any past or present matters that may cause any of the warranties or representations set forth in this Section 6 to be or become false, inaccurate, or misleading in any material respect (whether or not Seller has had knowledge thereof), Purchaser shall have the right to terminate this Agreement without further recourse by Seller and receive refund of the Earnest Money. If Purchaser is aware that any such representation or warranty of Seller is false, inaccurate or misleading in any respect and nonetheless proceeds to close title, Purchaser shall be deemed to have waived such representation and warranty. The warranties stated herein shall survive the Closing for a period of **thirty (30) days**. Any claim for a breach of warranty must be filed during such **(30) day** period or shall be forever waived.

6. INSPECTIONS:

Commencing on the date of this Agreement (the date the last signature is affixed to this contract), and subject to the rights of the tenants, Purchaser, Purchaser's agents, employees and contractors, shall have the right during regular business hours, but without interfering with operations being carried on upon the Property, to enter the Property, for the purposes of making surveys, inspections, soil tests and other investigations of the Property, including but not limited to, the physical condition of any improvements and mechanical and electrical systems, survey of the Property, all leases and service and management contracts affecting and related to the Property, and Seller's books and records with respect to the operation of the Property. Purchaser shall and does hereby agree to indemnify, defend and hold Seller and Brokers (as that term is herein defined) harmless from any loss or damage suffered by Seller and Brokers or others solely as a result of the exercise by Purchaser of the rights herein granted, including any damage resulting from the negligence or Purchaser or Purchaser's agents. This indemnity shall survive the rescission, cancellation, termination or consummation of this Agreement

Purchaser shall have **30 days** after the effective date of this Agreement (the date the last signature is affixed to this contract, said period from the date of this Agreement to the date which is **30 days** after the date of this Agreement, being referred to as the "Inspection Period") to determine if the Property, along with all issues related thereto, is acceptable to the Purchaser, at Purchaser's sole discretion. If for any reason or for no reason at all Purchaser should find the property unacceptable, at Purchaser's sole discretion, Purchaser may terminate this Agreement by delivering written notice to Seller on or before the end of the Inspection Period, in which case Purchaser shall receive a full refund of the Earnest Money within **Ten (10) days** of such termination notice.

7. CONDITION OF PROPERTY:

Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property "AS IS, WHERE IS, WITH ALL FAULTS," except to the extent expressly warranted or provided otherwise in this Agreement and any document executed by Seller and delivered to Purchaser at Closing. Purchaser acknowledges that it will have the opportunity to inspect the Property during the Inspection Period. Purchaser acknowledges that during such Inspection Period it will have the opportunity to observe the physical characteristics and existing conditions of the Property and to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary. It is understood and agreed that Seller has not at any time made, is not now making and specifically disclaims any warranties or representations of any kind or character, express or implied, with respect to the presence or absence of Hazardous Materials, in, on, under or in the vicinity of the Property. Until Closing, Seller shall, at Seller's expense, maintain in full force and affect the same fire and extended coverage insurance carried by Seller on the Property on the date of this Agreement. However, should the Property be destroyed or substantially damaged before Closing, then at the election of Purchaser: (A) this Agreement may be immediately canceled by Purchaser, and Seller shall refund the

Earnest Money within five (5) days of the notice of cancellation; or (B) Purchaser may consummate this Agreement and receive such insurance proceeds as are paid on the claim of loss. The election to terminate or consummate this Agreement, if not earlier terminated, must be exercised within ten (10) days after Seller provides Purchaser written notice of the casualty.

8. SURVEY:

Within ten (10) days of acceptance of this Agreement, Purchaser shall obtain an update of the Seller's survey of the Property, to be made by a Georgia Registered Land Surveyor, showing actual boundaries of the Property and all easements, roads, and rights-of-ways on the ground or evidenced of record (the "Survey"). Seller agrees that Purchaser must determine prior to the end of the Inspection Period that the Survey is acceptable to Purchaser, in Purchaser's sole discretion, in order for Purchaser to have the obligation to close the transaction contemplated herein. Upon receipt of the Survey, Purchaser shall deliver a copy of the Survey to Seller. The Survey shall conform as closely as possible to the property lines and acreage depicted on Exhibit "A". If Purchaser accepts the results of the Survey, the Survey shall become a part of this Agreement and Seller shall execute and deliver at Closing a quitclaim deed using said description from the Survey. Purchaser shall object to any defects on other deficiencies in the Property shown by the Survey to Seller as part of Purchaser's Title Notice, and the same notice and termination provisions as stated in Section 5 above shall apply to this Section 8. In the event Seller does not have a survey of the Property, Purchaser and Seller shall equally split the cost of the new survey.

9. AGENCY DISCLOSURE:

Seller acknowledge that Broker has acted as an agent for Seller. Broker shall not owe any duty to Seller greater than what is set forth in the Brokerage Relationships in Real Estate Transaction Act, Official Code of Georgia Annotated Section 10-6A-1 et seq.

10. REAL ESTATE COMMISSION AND CONSULTING FEE:

In negotiating this Agreement, Broker has rendered a valuable service and shall be paid a commission equal to 2% of the Purchase Price ($44,000 based on the purchase price above) in cash at Closing by Seller. Seller shall also pay L.S. Management & Associates, Inc. ("Consultant") a consulting fee equal to the commission it pays Broker in cash at closing. Seller and Purchaser each warrant and represent to each other that, except for Broker and Consultant, such party has not employed any other real estate broker as agent or consultant in connection with this transaction. Seller and Purchaser shall defend, indemnify and hold the other party harmless from and against any and all claims, demands, and liabilities whatsoever, including reasonable attorney's fees, arising out of or in connection with any real estate fees and/or commissions related to the Property that arise out of any act or agreement of such party (other than the commission and consulting fee payable to Broker and Consultant respectively). The provisions of this Section 10 shall survive Closing or termination of the Agreement.

11. DISCLAIMER:

Seller and Purchaser acknowledge that they have not relied upon the advice or representations, if any, of Broker and Consultant, or their associate brokers or salespersons, concerning: (A) the legal and tax consequences of this Agreement in the sale of the Property: (B) the terms and conditions of financing; (C) the purchase and ownership of the Property; (D) the structural condition of the Property (E) the operating condition of any business; (F) the operating condition of the electrical, heating, air conditioning, plumbing, water heating systems and appliances on the Property; (G.) the availability of utilities to the Property; (H) the investment potential or resale value of the Property; (I) the financial ability of Purchaser, (J) any conditions existing off the Property which may affect the Property; or (K) any matter which could have been revealed through a survey, title search or inspection of the Property. Seller and Purchaser both

acknowledge that if such matters have been a concern to them, they have sought and obtained independent advice relative thereto.

12. ASSIGNMENT:

This Agreement and the rights and obligations hereunder may be assigned by Purchaser to an entity owned by Purchaser or under Purchaser's control, but not otherwise. Notwithstanding anything contained herein to the contrary, any such assignee shall assume in writing all of the obligations and liabilities of Purchaser hereunder, and a copy of such assignment shall be provided to Seller in writing within two (2) days after it is signed by Purchaser and assignee.

13. BINDING EFFECT:

This Agreement shall bind and inure to the benefit of Seller, Purchaser and Brokers, and their respective heirs, executors, legal representatives, successors and assigns.

14. RESPONSIBILITY TO COOPERATE:

Seller and Purchaser agree that such documentation as is reasonably necessary to carry out the terms of this Agreement shall be produced, executed and/or delivered by such parties within the time required to fulfill the terms and conditions of this Agreement.

15. DEFAULT; REMEDIES:

In the event the sale is not closed because of Seller's inability, failure or refusal to perform any of Seller's obligations herein, and if Seller fails to cure any default within ten (10) days after Seller's receipt of written notice of such default from Purchaser, then Purchaser may elect to either terminate this Agreement, in which event Escrow Agent shall return the Earnest Money to Purchaser and the parties shall have no further rights or obligations hereunder except for any provisions of this Agreement surviving termination, or to seek specific performance of Seller's obligations under this Agreement, Purchaser specifically acknowledging that the remedy at law for damages is excluded and Purchaser hereby specifically waives any right to sue for damages. Any action for specific performance by Purchaser must be commenced within three (3) months from the date of Seller's default, failing which such action shall be forever barred.

Purchaser agrees that if the sale is not closed because of Purchaser's inability, failure or refusal to perform any of Purchaser's obligations herein, and if Purchaser fails to cure any default within ten (10) days after Purchaser's receipt of written notice of such default from Seller, Seller may elect to terminate this Contract in which event the Earnest Money shall be paid to Seller as liquidated damages and Seller's sole and exclusive remedy for such default, the parties hereby acknowledging that the actual damages of Seller would be difficult if not impossible to ascertain and the amount of the Earnest Money constitutes a reasonable estimate of such damages. Notwithstanding anything in this Agreement to the contrary, in the event that the transaction contemplated by the Agreement does not close for any reason whatsoever, Broker and Consultant shall not be entitled to receive any commission, consulting fee, or any other compensation with respect to the purchase and sale of the Property, and in such event neither Seller nor Purchaser shall be obligated to pay any commission to Broker or any consulting fee to Consultant.

16. NOTICES:

Except as may otherwise be provided for in this Agreement, all notices required or permitted to be given hereunder shall be in writing and shall be deemed delivered either (A) in person, (B) by overnight delivery service prepaid, (C) by facsimile (FAX) transmission, or (D) U.S. Postal Service, postage prepaid,

registered or certified, return receipt requested, to the party being given such notice at the appropriate address set forth below.

As to Purchaser:		As to Seller:	
Name:	Investors Lending Center, LLC	Name:	Wilshire Enterprises, Inc
Address:	8725 Dunwoody Place, Ste 8	Address:	One Gateway Center
City, State, ZIP:	Atlanta, GA 30350	City, State, ZIP:	Newark, NJ 07102
Attn:	Joshua Galosson	Attn:	Daniel Pryor, President/COO
Email:	josh@investorslendingcenter.com	Fax No.:	201-420-2769
Telephone No.:	770-912-5775	Telephone No.:	201-420-6012

As to Broker:

Name:	Southeast Apartment Partners, LLC
Address:	3390 Peachtree Road, Suite 300
City, State, ZIP:	Atlanta, GA 30326
Attn:	Joshua Goldfarb
Fax No.:	404-442-5601
Telephone No.:	404-442-5600

Such notices shall be deemed to have been given as of the date and time actually received by the receiving party. In the event no address for purpose of notice is specified with respect to a particular party as required by this paragraph, any other party may direct notices to such party at any business or resident address known to such other party. Any such notice to an unspecified address shall be effective when delivered personally or with respect to mailed notices, upon actual receipt by the party to whom such notice is directed, as shown on the return receipt therefore.

17. TIME:

Time is of the essence of this Agreement.

18. ENTIRE AGREEMENT; AMENDMENT; SURVIVAL:

This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof, and no modification of this Agreement shall be binding unless signed by all parties to this Agreement. No representation, promise or inducement not included in this Agreement shall be binding upon any party hereto. Except as expressly provided herein, none of the provisions of this Agreement shall survive the closing of the transaction contemplated herein.

19. MISCELLANEOUS/CLOSING:

Real estate taxes and personal property taxes for 2006, utilities, including all sanitary taxes and charges applicable to the Property, for the calendar year in which the sale is closed, and any operating agreements and/or operating expenses relating to the Property shall be prorated as of the date of Closing. If the proration date occurs prior to Seller's receipt of the final tax bill for 2006, Purchaser and Seller shall prorate real property taxes for 2006 based on the amount of the real property taxes for 2005. Thereafter, upon receipt of the final tax bill or bills for 2006, the proration of such taxes shall be recalculated based upon the amount of the real property taxes shown on such final tax bill or bills, and Purchaser or Seller, as the case may be, shall pay to the other on demand the amount that may be necessary to effectuate such adjustment; provided, that any adjustment amounting to less than One Thousand and No/100 Dollars ($1,000.00) shall be waived. Collected Rents shall be prorated as of the date of Closing. Any uncollected

rents will be transferred to Purchaser and any rents collected by Purchaser from those tenants will first go to the payment of current rents due and only after all current rents are paid will the payments be applied to rents due to seller and shall be paid to Seller. All tenant security deposits shall be delivered by Seller to Purchaser at Closing.

A. Seller shall pay the State of Georgia property transfer tax and, where applicable, Purchaser shall pay the Georgia intangible taxes, title insurance premiums, and recording fees. Each party shall pay its own attorneys' fees.

B. Seller agrees to provide a standard termite clearance letter at Closing.

C. The sale of the Property shall be closed (the "Closing") on or before **September 4th, 2006**, at a time acceptable to Purchaser and Seller; provided, however, if Purchaser and Seller fail to agree on a time and place, the Closing shall be held on the aforesaid date at 1:00 P.M. in the office of Philip Rubin Attorney at Law at 5555 Glenridge Connector, Ste. 900, Atlanta, GA 30342.

D. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal holiday, then such time period shall be automatically extended to the close of business on the next regular business day.

E. Conditions precedent to the obligation of either party to close hereunder, if any, are for the benefit of such party only, and any and all of said conditions may be waived in the discretion of the party benefited thereby.

F. Seller and Purchaser agree to comply with and to execute and delivery such certifications, affidavits and statements as are required at the Closing in order to meet the requirements of Internal Revenue Code Section 1445 (Foreign/Non-Foreign Sellers).

G. This Agreement shall be construed under the laws of the State of **Georgia**.

H. The Seller shall grant possession of the Property to Purchaser no later than the Closing Date, subject to the Permitted Title Exceptions and the rights of the tenants occupying the Property.

I. Personal Property: A Bill of Sale containing only a limited warranty of title for all stoves, refrigerators, washers, dryers, office furniture and fixtures and any and all other personal property owned by the Seller which is located and used as a part of the business of the operation of the property will be conveyed to Purchaser. The price of these items shall be included in the Purchase Price for the Property, and Purchaser agrees to accept all such personal property in "as is" condition.

J. Purchaser agrees (i) to assume in writing all obligations of Seller to Tenants under any leases affecting the Property and all obligations of Seller under all leasing, service, supply and maintenance contracts relating to the Property; and (ii) to indemnify, defend and hold Seller harmless from any and all claims, demands, loss and liability arising out of the leases and the contracts from and after Closing, which indemnification shall survive Closing.

K. Purchaser shall purchase from Seller on a dollar-for-dollar basis the aggregate amount of all replacement or repair reserves, and all tax, insurance, and applicable escrow balances held by any lender or its servicer on the Property as of Closing, with all such reserves being transferred to Purchaser.

L. If the sale is not consummated for any reason hereunder, Purchaser shall return to Seller all plans, leases, surveys, reports and all other data given on Seller's behalf to Purchaser.

M. Purchaser shall not record this Agreement in the public records of Clayton County, Georgia, or any other office or place of recording.

20. LEAD-BASED PAINT DISCLOSURE

Every purchaser of any interest in residential real property built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning also poses a particular risk to pregnant women. A risk assessment or inspection for possible lead-based hazards is recommended prior to purchase. Purchaser, Seller, and Broker shall, concurrently with the execution of this Agreement, execute and deliver the Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazards in the form attached hereto.

21. SPECIAL STIPULATIONS:

The following Special Stipulations shall, if conflicting with the foregoing, control:

A. Tax-Free Exchange. Both Seller and Purchaser shall have the right to cause the Closing to occur as part of a "like-kind" exchange pursuant to the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Seller and Purchaser agree to cooperate with each other in effecting a qualifying like-kind exchange; provided, however, if either party (the "Electing Party") elects to effect a qualifying like-kind exchange:

(1) The other party shall not be obliged to incur any costs, expenses, losses, liabilities or damages greater than such party would have incurred had the Electing Party not elected to effect a like-kind exchange, subject to any provisions contained in this Agreement, and the Electing Party shall indemnify the other party against same;

(2) In no event shall the other party be required to acquire title to any other property, whether by deed or contract right, for the benefit of the Electing Party or it assignee.

(3) The Closing shall not be delayed as a result of such like kind exchange.

Seller and Purchaser make no representations to each other that the sale or purchase, respectively, of the Property will qualify for tax-free exchange treatment.

B. Within five (5) business days after the date that Purchaser deposits the Earnest Money with Escrow Agent, Seller shall deliver to Purchaser, or make available to Purchaser at the Property, to the extent in the possession or control of Seller, a copy of all leases, operating statements, service contracts, maintenance contracts, rent rolls, and other documentation reasonably requested by Purchaser relating to the operation of the Property; provided that Seller shall not be obligated to prepare or generate any report, statement, or other information that does not currently exists.

C. Once this Agreement becomes effective, Seller agrees not to enter into any new service contracts on the Property which Purchaser will be required to assume without Purchaser's consent.

22. DISCLAIMERS AND WAIVERS:

A. <u>No Reliance on Documents</u>. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy, or completeness of any materials, data or information delivered by Seller to Purchaser, or made available by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein.

B. <u>Disclaimer</u>. Except as expressly set forth in this Agreement, it is understood and agreed that Seller is no making and has not at any time made any warranties or representations of any kind or character , express or implied with respect to the Property, including, but not limited to any warranties or representations as to habitability, merchantability, fitness for a particular purposes, title (other than Seller's deed to the Property), zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history, or projections, valuation, governmental approvals, the compliance of the property with governmental laws, the truth, accuracy or completeness of any documents or any other information provided by or on behalf of Seller to Purchaser or any other matter or thing regarding the Property.

C. <u>Effect and Survival of Disclaimers</u>. Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Property has been computed to take into account that the Property is being sold subject to the provisions of this Section 22. Seller and Purchaser agree that the provisions of this Section 22 shall survive Closing.

This instrument shall be regarded as an offer by the first party to sign it and is open for acceptance by the other party until **5:00 o'clock P.M. on July 7th, 2006**, by which time written acceptance of such offer must have been actually received by Broker, who shall promptly notify the other party of such acceptance.

Purchaser acknowledges that Purchaser has read and understood the terms of this Agreement and has received a copy of it.

The date of the last signature on this Agreement shall be deemed the date that this Agreement has been fully executed by Purchaser and Seller. The Agreement shall not be effective unless signed and delivered by Seller, Purchaser, Broker, and Consultant.

This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of the Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

IN WITNESS WHEREOF, Purchaser, Seller, Broker and Consultant have hereunto set their hands and seals as of the date indicated below.

PURCHASER:

Investors Lending Center, LLC

By: Joshua Galosson
Joshua Galosson

Date: 7/7/2006

By: David Rosenberg
David Rosenberg

Date: 7-7-2006

SELLER:

Wilshire Enterprises, Inc

By:
S. Wilzig Izak

Date: 7/5/06

BROKER:

Southeast Apartment Partners, LLC

By:
Joshua Goldfarb

Date: 7/9/06

CONSULTANT:

L.S. Management

By:
Lee Campbell

Date: 7/11/06 3:40 pm

Exhibit "A"

Description of the Property

EXHIBIT "A"

All of that tract or parcel of land lying and being in Land Lot 139 of the 13th District of Clayton County, Georgia and being more particularly described as follows;

To reach the Point of Beginning commence at the intersection formed by the centerline of Roy Huie Road and the centerline of Allen Drive and proceed in a southwesterly direction along the centerline of Roy Huie Road the following courses and distances: (1) "South 34° 26' 12" West, 138.33'; (2) 137.06' along a curve to the left having a radius of 271.314 and being subtended by a chord of South 19° 57' 52" West, 135.61' (3) South 05° 29' 32" West, 21.88' (4) 198.12' along a curve to the left having a radius of 1435.055' and being subtended by a chord of South 01° 32' 13" West, 197.96' to a point; thence departing said centerline and proceeding North 89° 51' 21" East for a distance of 36.82' to a point on the easterly r/w of Roy Huie Road (variable r/w) and the Point of Beginning; from the Point of Beginning thus established depart the easterly r/w of Roy Huie Road (variable r/w) and proceed North 89° 51' 21" East for a distance of 320.01' to a point; thence North 88° 45' 56" East for a distance of 242.00' to a point; thence North 88° 31' 32" East for a distance of 530.33' to a point; thence South 00° 28' 49" East for a distance of 17.15' to a point; thence South 79° 26' 53" East for a distance of 37.32' to a point; thence South 10° 24' 14" West for a distance of 193.99' to a point; thence South 00° 28' 49" East for a distance of 335.71' to a point; thence South 89° 11' 56" West for a distance of 702.27' to a point; thence North 00° 37' 40" West for a distance of 414.69' to a point; thence South 89° 14' 36" West for a distance of 201.40' to a point; thence South 89° 21' 23" West for a distance of 190.91' to a point on the easterly r/w of Roy Huie Road (variable r/w); thence North 01° 00' 36" East for a distance of 130.80' to the Point of Beginning. Said tract contains 10.05856 acres.

Said tract containing 10.05856 acres as depicted on that certain survey prepared by Watts & Browning Engineers, Inc., certified by V.T. Hammond, G.R.L.S. No. 2554, dated December 17, 1995, last revised March 28, 1996.

EARNEST MONEY ESCROW AGREEMENT

CTIC ESCROW NO.______________________

This is an ESCROW AGREEMENT, made the day and year written below, by and between: CHICAGO TITLE INSURANCE COMPANY ("Escrow Agent"), and INVESTORS LENDING CENTER L.L.C. ("Purchaser"), and WILSHIRE ENTERPRISES INC. ("Seller").

Whereas Purchaser and Seller are parties under a certain contract for the sale of certain real property known as Twelve Oaks Apartments, 634 Roy Huie Road, Riverdale, GA 30274, Property ID: 13-139a-00b-0022;

Whereas Purchaser and Seller have requested Chicago Title Insurance Company to act as Escrow Agent to hold the earnest money agreed to therein (hereafter "Deposit"), in accordance with the terms and provisions of this Earnest Money Escrow Agreement.

Now, therefore, in consideration of the promises and undertakings herein made, and the proposed issuance of a title insurance policy (or policies) underwritten by Escrow Agent, it is agreed that:

1. Purchaser and Seller hereby appoint Chicago Title Insurance Company as Escrow Agent, hereunder, and the Deposit is hereby delivered to Escrow Agent, who by signing below acknowledges its receipt, in the form of a check, dated _________, and payable to Escrow Agent, or wire transfer, in the amount of $25,000.00, such receipt is made subject to Conditions of Escrow attached hereto. Any additional earnest money payable by Purchaser pursuant to the contract referenced above shall likewise be delivered to Escrow Agent and shall constitute a part of the Deposit for all purposes. The Escrow Agent shall receive a fee in accordance with the Company's Escrow Services and Charges which will be for serving as Escrow Agent under this agreement which fee shall be paid by Seller, at the time the escrow agreement is originated.

2. Escrow Agent SHALL HOLD THE DEPOSIT UNTIL WRITTEN RELEASE DISBURSEMENT INSTRUCTIONS ARE RECEIVED FROM Purchaser and Seller.

3. Escrow Agent is hereby authorized to and directed to invest the Deposit in the name of Purchaser, by Chicago Title Insurance Company as Escrow Agent as follows:
    a. Deposits will be invested in a CASH INVESTMENT ACCOUNT at Wachovia Bank of Georgia upon receipt of Chicago Title's Investment of Escrow Funds form, unless otherwise requested.
    b. Other types of investments will be considered upon written request directed to the Company and subject to possible additional fees payable to the Escrow Agent as negotiated.
    c. **IF NO INVESTMENT IS REQUESTED PLEASE CHECK HERE______**

4. Interest shall be payable at the time the Deposit is disbursed in accordance with the terms of the Escrow Agreement and written release/disbursement instructions; and

5. All investments will be made in the regular course of business. To be entitled to same day investment (assuming good funds are provided) the Deposit must be received by noon; otherwise, such funds will be deposited on the next business day.

____________ **INITIAL(S)**

6. Escrow Agent shall have NO OBLIGATION TO INVEST the deposit unless and until a satisfactory federal tax identification number is provided to the Escrow Agent, in writing or in the space below:

FEDERAL TAX I.D. NO.______________________________

TAXPAYER NAME:_________________________________

7. The investment shall be subject to the rules, regulations, policies and procedures of said Depository.

[Signatures appear on the next page]

Agreed to this________day of _____________, 20__.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:______________________________
Name:____________________________
Title:____________________________

Address:
4170 Ashford Dunwoody Road, Suite 460
Atlanta, Ga. 30319

BUYER:

INVESTORS LENDING CENTER, LLC

By:______________________________
Name: David Rosenberg
Title:____________________________

Address:
8725 Dunwoody Place, Ste. 8
Atlanta, GA 30335

SELLER:

WILSHIRE ENTERPRISES, INC.

By:______________________________
Name:____________________________
Title:____________________________

Address: One Gateway Center
Newark, NJ 07102

ESCROW SERVICES AND CHARGES

If, and only if, title insurance is obtained or is to be obtained from Chicago Title Insurance Company (CTIC) to insure a real estate transaction, CTIC is prepared to act as Escrow Agent to hold, invest and disburse Earnest Money, settlement funds, construction loan disbursements, tenant improvement loan disbursements, indemnity funds and other such funds or documents on behalf of the parties to the transaction.

When CTIC is to serve as Escrow Agent an escrow agreement (which may be included within a sales and purchase or loan agreement) must be approved and executed by all parties. The agreement must contain complete and explicit instructions as to the duties and obligations of the escrow agent and it must include the CTIC escrow "terms and conditions" set forth on the "Conditions of Escrow" document.

In instances where CTIC is required by agreement to invest escrowed funds, the parties must agree in writing to the type and location of the investment. The named beneficiary of any interest earned must provide its Tax ID number before funds can be invested. Only "good funds" can be invested, therefore, checks or drafts must clear before being invested.

Charges and fees for escrow services which are to be provided by CTIC are, in general, as follows (charges and fees may vary based on the complexity of duties, obligations and investment services provided by the escrow agent):

Escrow Only (non invested)	**$300.00**
Escrow Only (invested)	**$450.00**
Escrow Only with multiple disbursements	**$750.00**
Escrow with title order (non invested)	**$300.00**
Escrow with title order (invested)	**$350.00**
Escrow/Closing statement/Disbursements	**$1500.00**

Any and all charges may be paid in advance or deducted from the escrow funds upon disbursement.

Revised 3/24/06

CONDITIONS OF ESCROW

Escrow Agent accepts this undertaking subject to these Conditions of Escrow:

1. The Deposit may be processed for collection in the normal course of business by Escrow Agent, who may commingle funds received by it with escrow funds of others in its regular escrow account at Wachovia Bank of GA (hereafter the "Depository"). Escrow Agent shall not be accountable for any incidental benefit which may be attributable to the funds so deposited.
2. Escrow Agent shall not be liable for any loss caused by the failure, suspension, bankruptcy or dissolution of the Depository;
3. Escrow Agent shall not be liable for loss or damage resulting from:
   a. any good faith act or forbearance of Escrow Agent;
   b. any default, error, action or omission of any party, other than the Escrow Agent;
   c. any defect in the title to any property unless such loss is covered under a policy of title insurance issued by the Escrow Agent;
   d. the expiration of any time limit or other delay which is not solely caused by the failure of Escrow Agent to proceed in its ordinary course of business, and in no event where such time limit is not disclosed in writing to the Escrow Agent;
   e. the lack of authenticity of any writing delivered to Escrow Agent or of any signature thereto, or the lack of authority of the signatory to sign such writing;
   f. Escrow Agent's compliance with all attachments, writs, orders, judgments, or other legal process issued out of any court;
   g. Escrow Agent's assertion or failure to assert any cause of action or defense in any judicial or administrative proceeding;
   h. Any loss or damage which arises after the Deposit has been disbursed in accordance with the terms of this Agreement.
4. Escrow Agent shall be fully indemnified by the parties hereto for all its expenses, costs and reasonable attorney's fees incurred in connection with any interpleader action which Escrow Agent may file, in its sole discretion, to resolve any dispute as to the Deposit; or which may be filed against the Escrow Agent. Such costs, expenses or attorney's fees, as well as the fees of Escrow Agent described below, may be deducted from the Deposit.
5. If Escrow Agent is made a party to any judicial, non-judicial or administrative action, hearing or process based on acts of any of the other parties hereto and not on the malfeasance and/or negligence of Escrow Agent in performing its duties hereunder, the expenses, costs and reasonable attorney fees incurred by Escrow Agent in responding to such action, hearing or process may be deducted from the funds held hereunder and the party/parties whose alleged acts are a basis for such proceedings shall indemnify, save and hold Escrow Agent harmless from said expenses, costs and fees so incurred.
6. The Company's fee for acting as Escrow Agent is shown on its Escrow Services and Charges which is available upon request. These fees, which may be paid in advance or will be deducted from the account upon disbursement, are the joint and several obligation of each party to any agreement, sales contract or other writing forming the basis for this escrow undertaking.
7. Notwithstanding anything contained herein to the contrary, all controversies, issues, interpretation and other matters relating in any way to the escrow called for hereunder shall be interpreted and governed by the laws of the state of Georgia.
8. In the event of any conflict between the terms any provisions of these Conditions of Escrow and the terms and provisions of the Agreement or other document to which this is attached, the terms and provisions of these Conditions of Escrow shall prevail.

9. Escrow Agent shall be fully indemnified by the other parties hereto and such parties shall hold Escrow Agent harmless from all damages, costs, claims and expenses arising from Escrow Agent's performance of its duties hereunder, including reasonable attorneys fees, except for those damages, costs, claims and expenses resulting from the gross negligence or willful misconduct of the Escrow Agent.

Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazards

Lead Warning Statement

Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

Seller's Disclosure

(a) Presence of lead-based paint and/or lead-based paint hazards (check (i) or (ii) below):

(i) __X__ Known lead-based paint and/or lead-based paint hazards are present in the housing (explain).

The Phase I Site Assessment (described in (b)(i) below) makes reference to a "Visual Lease Based Paint Inspection" but does not indicate whether lead-based paint actually exists.

(ii) _____ Seller has no knowledge of lead-based paint and/or lead-based paint hazards in the housing.

(b) Records and reports available to the seller (check (i) or (ii) below):

(i) __X__ Seller has provided the purchaser with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing (list documents below).

Phase I Envyrnmental Site Assessement date March 18, 1996, prepared by Professional Services Industries, Inc.

(ii)______ Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

Purchaser's Acknowledgment (initial)

(c) Purchaser has received copies of all information listed above.

(d) Purchaser has received the pamphlet Protect Your Family from Lead in Your Home.

(e) Purchaser has (check (i) or (ii) below):

(i)______ received a 10-day opportunity (or mutually agreed upon period) to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards; or

(ii)______ waived the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.

Agent's Acknowledgment (initial)

(f)______ Agent has informed the seller of the seller's obligations under 42 U.S.C. 4852(d) and is aware of his /her responsibility to ensure compliance.

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Certification of Accuracy

The following parties have reviewed the information above and certify, to the best of their knowledge, that the information they have provided is true and accurate.

PURCHASER:

Investors Lending Center, LLC

By: Joshua Galosson

Joshua Galosson

Date: 7/7/2006

By: David Rosenberg

David Rosenberg

Date: 7-7-2006

SELLER:

Wilshire Enterprises, Inc.

By:

S. Wilzig Izak

Date: 7/6/06

BROKER:

Southeast Apartment Partners, LLC

By:

Joshua Goldfarb

Date: 7/9/06